EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2021 Second Quarter Financial Results
Record Quarterly Operating Revenues of $471.4 million, up 29%
Quarterly Net Income of $55.3 million, up 41%
Quarterly Diluted EPS of $2.73 per share, ROE of 26.7%

New York, NY – May 10, 2021 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across multiple asset classes and markets around the world, today announced its financial results for the fiscal year 2021 second quarter ended March 31, 2021.
Sean M. O’Connor, CEO of StoneX Group Inc., stated, “I believe this quarter represents the strongest core operating performance in our history, with record operating revenues, a 41% increase in net income versus the prior year and a 26.7% ROE on stated book value. This quarter demonstrates our efforts to build a diversified global franchise with growth in operating revenues and income across all of our operating segments. We continue to increase both our number of clients and their underlying volumes, which we feel positions us for success in the future.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the SEC. The Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended March 31,			Six Months Ended March 31,
(Unaudited) (in millions, except share and per share amounts)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$10,804.3	$20,016.9	(46)%	$19,687.8	$30,994.9	(36)%
Principal gains, net	265.2	168.5	57%	468.6	281.0	67%
Commission and clearing fees	129.8	116.6	11%	249.2	203.8	22%
Consulting, management, and account fees	22.1	22.6	(2)%	45.1	43.9	3%
Interest income	23.4	41.7	(44)%	44.6	87.7	(49)%
Total revenues	11,244.8	20,366.3	(45)%	20,495.3	31,611.3	(35)%
Cost of sales of physical commodities	10,773.4	19,999.5	(46)%	19,643.8	30,967.7	(37)%
Operating revenues	471.4	366.8	29%	851.5	643.6	32%
Transaction-based clearing expenses	74.8	63.8	17%	140.2	110.1	27%
Introducing broker commissions	40.8	29.6	38%	79.0	55.8	42%
Interest expense	11.1	27.8	(60)%	21.0	58.9	(64)%
Interest expense on corporate funding	10.5	2.2	377%	21.0	4.9	329%
Net operating revenues	334.2	243.4	37%	590.3	413.9	43%
Compensation and other expenses:
Variable compensation and benefits	106.0	82.6	28%	190.3	137.2	39%
Fixed compensation and benefits	79.0	54.1	46%	148.3	103.5	43%
Trading systems and market information	14.8	11.2	32%	28.5	21.6	32%
Professional fees	9.0	4.7	91%	18.3	10.7	71%
Non-trading technology and support	10.6	5.9	80%	21.5	11.9	81%
Occupancy and equipment rental	7.5	4.9	53%	16.1	9.9	63%
Selling and marketing	6.5	4.2	55%	15.3	5.6	173%
Travel and business development	0.5	3.2	(84)%	1.5	7.7	(81)%
Communications	2.4	1.5	60%	4.7	3.1	52%
Depreciation and amortization	8.6	4.2	105%	17.0	8.1	110%
Bad debts	0.9	4.4	(80)%	2.4	4.4	(45)%
Other	12.1	6.4	89%	23.2	12.5	86%
Total compensation and other expenses	257.9	187.3	38%	487.1	336.2	45%
Other gain	—	—	—%	—	0.1	(100)%
Income before tax	76.3	56.1	36%	103.2	77.8	33%
Income tax expense	21.0	16.8	25%	28.4	22.2	28%
Net income	$55.3	$39.3	41%	$74.8	$55.6	35%
Earnings per share:
Basic	$2.81	$2.03	38%	$3.81	$2.88	32%
Diluted	$2.73	$2.00	37%	$3.71	$2.84	31%
Weighted-average number of common shares outstanding:
Basic	19,112,216	18,872,937	1%	19,025,604	18,811,268	1%
Diluted	19,670,539	19,189,953	3%	19,570,028	19,132,497	2%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Segment operating revenues represented by:
Commercial	$144.3	$126.2	14%	$249.9	$219.4	14%
Institutional	191.6	185.7	3%	357.1	318.1	12%
Retail	102.2	28.2	262%	183.9	49.4	272%
Global Payments	33.5	29.4	14%	67.9	60.8	12%
Corporate Unallocated	4.2	4.0	5%	0.7	9.2	(92)%
Eliminations	(4.4)	(6.7)	(34)%	(8.0)	(13.3)	(40)%
Operating revenues	$471.4	$366.8	29%	$851.5	$643.6	32%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Segment income represented by:
Commercial	$55.6	$41.7	33%	$87.7	$70.4	25%
Institutional	52.0	51.4	1%	96.8	76.7	26%
Retail	32.0	7.0	357%	49.9	9.9	404%
Global Payments	19.4	17.2	13%	39.8	36.1	10%
Total segment income	$159.0	$117.3	36%	$274.2	$193.1	42%
Reconciliation of segment income to income before tax:
Segment income	$159.0	$117.3	36%	$274.2	$193.1	42%
Net costs not allocated to operating segments	(82.7)	(61.2)	35%	(171.0)	(115.4)	48%
Other gain	—	—	n/m	—	0.1	(100)%
Income before tax	$76.3	$56.1	36%	$103.2	$77.8	33%
Key Operating Metrics
The tables below present a disaggregation of consolidated operating revenues and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended March 31,			Six Months Ended March 31,
	2021	2020	% Change	2021	2020	% Change
Operating Revenues (in millions):
Listed derivatives	$101.1	$98.1	3%	$196.1	$170.3	15%
OTC derivatives	35.1	44.5	(21)%	59.3	67.2	(12)%
Securities	157.8	131.0	20%	284.4	221.3	29%
FX / Contract For Difference (“CFD”) contracts	74.7	8.9	739%	134.5	13.5	896%
Global payments	32.8	28.8	14%	66.4	59.4	12%
Physical contracts	49.5	23.8	108%	73.3	43.9	67%
Interest / fees earned on client balances	5.8	15.3	(62)%	11.1	33.3	(67)%
Other	14.8	19.1	(23)%	33.7	38.8	(13)%
Corporate Unallocated	4.2	4.0	5%	0.7	9.2	(92)%
Eliminations	(4.4)	(6.7)	(34)%	(8.0)	(13.3)	(40)%
	$471.4	$366.8	29%	$851.5	$643.6	32%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	37,119	47,611	(22)%	74,341	81,672	(9)%
Listed derivatives, average rate per contract (1)	$2.59	$1.91	36%	$2.52	$1.92	31%
Average client equity - listed derivatives (millions)	$3,813	$2,445	56%	$3,619	$2,351	54%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	623	610	2%	1,118	1,099	2%
OTC derivatives, average rate per contract	$56.05	$72.45	(23)%	$52.51	$60.69	(13)%
Securities average daily volume (“ADV”) (millions)	$3,003	$2,235	34%	$2,579	$1,736	49%
Securities rate per million (“RPM”) (2)	$714	$769	(7)%	$725	$804	(10)%
Average money market / FDIC sweep client balances (millions)	$1,356	$957	42%	$1,341	$969	38%
FX / CFD contracts ADV (millions) (3)	$11,143	$2,031	449%	$10,916	$1,584	589%
FX / CFD contracts RPM	$106	$71	49%	$98	$69	42%
Global Payments ADV (millions)	$52	$48	8%	$52	$49	6%
Global Payments RPM	$10,420	$9,693	8%	$10,177	$9,673	5%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.
(3)	The ADV for the three months ended March 31, 2021 includes the ADV of Gain Capital Holdings, Inc. (“Gain”), which was acquired effective August 1, 2020. FX/CFD Contracts ADV from Gain is included in our Retail segment and our pre-existing FX activities are included in our Institutional segment.
Operating Revenues
Operating revenues increased $104.6 million, or 29%, to $471.4 million in the three months ended March 31, 2021 compared to $366.8 million in the three months ended March 31, 2020.
The table above displays operating revenues disaggregated across the key products we provide to our clients. Operating revenues in listed derivatives increased $3.0 million, or 3%, to $101.1 million in the three months ended March 31, 2021. This growth was primarily driven by a 36% increase in the average rate per contract, which was partially offset by a 22% decline in listed derivative contract volumes.
Operating revenues in OTC derivatives declined $9.4 million, or 21%, to $35.1 million in the three months ended March 31, 2021, primarily driven by a 23% decline in the average rate per contract as the comparative prior year period benefited from a widening of spreads due to heightened volatility in energy markets driven by the onset of the COVID-19 pandemic.
Operating revenue from securities transactions increased $26.8 million, or 20%, to $157.8 million in the three months ended March 31, 2021, primarily as a result of continued heightened volatility in global equity and fixed income markets, an expansion of our product offering and growth in market share in our Institutional segment.
Operating revenues from FX/CFD contracts increased $65.8 million, to $74.7 million in the three months ended March 31, 2021, as a result of an incremental $71.2 million in retail FX/CFD contracts operating revenues resulting from the acquisition of Gain Capital Holdings, Inc. (“Gain”) which was partially offset by lower FX operating revenues in our legacy FX prime brokerage business.
Operating revenues from global payments increased $4.0 million, or 14%, to $32.8 million in the three months ended March 31, 2021, as a result of an 8% increase in Rate per Million (“RPM”) and an 8% increase in the ADV.
Operating revenues from physical contracts increased $25.7 million, or 108%, to $49.5 million in the three months ended March 31, 2021, primarily due to continued strong customer demand for precious metals as well as increased activity in biodiesel feedstock markets. The three months ended March 31, 2021 include a $2.5 million net gain recognized on the sale of inventory carried at the lower of cost or net realizable value at the end of the first quarter of fiscal 2021.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivative, correspondent clearing, and independent wealth management product offerings, declined $9.5 million, or 62%, to $5.8 million in the three months ended March 31, 2021, primarily as a result of a significant decline in short term interest rates related to FOMC actions to reduce the federal funds rate in March 2020. Partially offsetting the decline in short term interest rates was an increase in average client equity and average FDIC sweep client balances of 56% and 42%, respectively.
Following the acquisition of Gain and in advance of the planned merger of the operations of Gain’s U.K. domiciled subsidiaries into StoneX Financial Ltd., a U.S. dollar denominated entity, we enacted a plan to mitigate our exposure to the British Pound in the Gain subsidiaries. As part of this plan, we increased the U.S. dollar balances in the Gain subsidiaries and also utilized derivative transactions to mitigate the remaining British Pound exposure. During the three months ended March 31, 2021, we completed the transfer of the majority of the operations of Gain’s U.K. domiciled subsidiaries into StoneX Financial Ltd. and subsequently closed out our derivative transactions, realizing a $1.2 million loss on the derivative positions and an offsetting $3.1 million foreign currency gain on revaluation for the three months ended March 31, 2021. Each of these items is reflected in operating revenues in the Corporate Unallocated segment. Prior to the transfer, the assets and liabilities of Gain’s U.K. subsidiaries were subject to translation to the U.S. dollar, and for the three months ended March 31, 2021, the foreign currency translation adjustment related to Gain’s U.K. subsidiaries resulted in a $1.5 million increase included within “accumulated other comprehensive income”.

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended March 31,				Six Months Ended March 31,
(in millions)	2021	% of Total	2020	% of Total	2021	% of Total	2020	% of Total
Variable compensation and benefits	$106.0	28%	$82.6	29%	$190.3	27%	$137.2	27%
Transaction-based clearing expenses	74.8	21%	63.8	23%	140.2	20%	110.1	22%
Introducing broker commissions	40.8	11%	29.6	11%	79.0	11%	55.8	11%
Total variable expenses	221.6	60%	176.0	63%	409.5	58%	303.1	60%
Fixed compensation and benefits	79.0	21%	54.1	19%	148.3	21%	103.5	21%
Other fixed expenses	72.0	19%	46.2	16%	146.1	21%	91.1	18%
Bad debts	0.9	—%	4.4	2%	2.4	—%	4.4	1%
Total non-variable expenses	151.9	40%	104.7	37%	296.8	42%	199.0	40%
Total non-interest expenses	$373.5	100%	$280.7	100%	$706.3	100%	$502.1	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative, and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.
As a percentage of total non-interest expenses, variable expenses were 60% in the three months ended March 31, 2021 compared to 63% in the three months ended March 31, 2020. During the three months ended March 31, 2021, non-variable expenses, excluding bad debts increased $50.7 million, or 51%, period-over-period, of which $33.5 million of the increase related to companies acquired after March 2020.

Segment Results
During the three months ended September 30, 2020, we modified the operating segments we use to evaluate our performance. Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail, and Global Payments. All segment information shown below has been revised to reflect the operating segment reorganization retroactive to October 1, 2019.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
Commercial

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$10,393.1	$19,923.4	(48)%	$19,163.5	$30,845.6	(38)%
Principal gains, net	67.4	61.8	9%	111.4	99.9	12%
Commission and clearing fees	45.7	38.7	18%	88.4	71.2	24%
Consulting, management and account fees	5.4	5.0	8%	10.0	9.7	3%
Interest income	4.8	8.5	(44)%	8.6	17.3	(50)%
Total revenues	10,516.4	20,037.4	(48)%	19,381.9	31,043.7	(38)%
Cost of sales of physical commodities	10,372.1	19,911.2	(48)%	19,132.0	30,824.3	(38)%
Operating revenues	144.3	126.2	14%	249.9	219.4	14%
Transaction-based clearing expenses	14.1	11.1	27%	27.2	20.7	31%
Introducing broker commissions	8.4	6.6	27%	15.5	12.7	22%
Interest expense	3.6	4.2	(14)%	6.4	8.0	(20)%
Net operating revenues	118.2	104.3	13%	200.8	178.0	13%
Variable direct compensation and benefits	36.4	33.9	7%	62.2	56.1	11%
Net contribution	81.8	70.4	16%	138.6	121.9	14%
Fixed compensation and benefits	12.4	12.5	(1)%	24.7	23.9	3%
Other fixed expenses	12.9	12.1	7%	24.8	23.5	6%
Bad debts	0.9	4.1	(78)%	1.4	4.1	(66)%
Non-variable direct expenses	26.2	28.7	(9)%	50.9	51.5	(1)%
Segment income	$55.6	$41.7	33%	$87.7	$70.4	25%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Listed derivatives	$57.5	$52.9	9%	$109.2	$93.5	17%
OTC derivatives	35.1	44.4	(21)%	59.2	67.1	(12)%
Physical contracts	43.1	18.9	128%	65.2	37.9	72%
Interest / fees earned on client balances	3.0	4.9	(39)%	5.5	10.7	(49)%
Other	5.6	5.1	10%	10.8	10.2	6%
	$144.3	$126.2	14%	$249.9	$219.4	14%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	8,133	8,710	(7)%	16,003	15,819	1%
Listed derivatives, average rate per contract (1)	$6.63	$5.39	23%	$6.43	$5.22	23%
Average client equity - listed derivatives (millions)	$1,757	$944	86%	$1,510	$924	63%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	623	610	2%	1,118	1,099	2%
OTC derivatives, average rate per contract	$56.05	$72.45	(23)%	$52.51	$60.69	(13)%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$—	$—	n/m	$—	$—	n/m
Principal gains, net	98.7	78.3	26%	177.8	122.0	46%
Commission and clearing fees	67.6	63.6	6%	129.5	105.7	23%
Consulting, management and account fees	4.4	7.3	(40)%	9.5	14.4	(34)%
Interest income	20.9	36.5	(43)%	40.3	76.0	(47)%
Total revenues	191.6	185.7	3%	357.1	318.1	12%
Cost of sales of physical commodities	—	—	n/m	—	—	n/m
Operating revenues	191.6	185.7	3%	357.1	318.1	12%
Transaction-based clearing expenses	52.5	50.3	4%	97.1	84.8	15%
Introducing broker commissions	7.4	5.2	42%	15.4	9.3	66%
Interest expense	7.9	25.3	(69)%	15.5	54.3	(71)%
Net operating revenues	123.8	104.9	18%	229.1	169.7	35%
Variable direct compensation and benefits	48.5	32.4	50%	86.7	51.2	69%
Net contribution	75.3	72.5	4%	142.4	118.5	20%
Fixed compensation and benefits	12.9	11.7	10%	24.4	21.9	11%
Other fixed expenses	10.3	9.1	13%	21.1	19.6	8%
Bad debts	0.1	0.3	(67)%	0.1	0.3	(67)%
Non-variable direct expenses	23.3	21.1	10%	45.6	41.8	9%
Segment income	$52.0	$51.4	1%	$96.8	$76.7	26%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Listed derivatives	$43.6	$45.2	(4)%	$86.9	$76.8	13%
OTC derivatives	—	0.1	(100)%	0.1	0.1	—%
Securities	133.1	108.3	23%	237.5	179.0	33%
FX contracts	3.5	8.9	(61)%	8.5	13.5	(37)%
Interest / fees earned on client balances	2.5	9.8	(74)%	5.0	21.5	(77)%
Other	8.9	13.4	(34)%	19.1	27.2	(30)%
	$191.6	$185.7	3%	$357.1	$318.1	12%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	28,985	38,902	(25)%	58,338	65,853	(11)%
Listed derivatives, average rate per contract (1)	$1.46	$1.13	29%	$1.45	$1.12	29%
Average client equity - listed derivatives (millions)	$2,056	$1,501	37%	$2,109	$1,427	48%
Securities ADV ( millions)	$3,003	$2,235	34%	$2,579	$1,736	49%
Securities RPM (2)	$714	$769	(7)%	$725	$804	(10)%
Average money market / FDIC sweep client balances (millions)	$1,356	$957	42%	$1,341	$969	38%
FX contracts ADV ( millions)	$1,351	$2,031	(33)%	$1,510	$1,584	(5)%
FX contracts RPM	$41	$71	(42)%	$44	$69	(36)%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Retail

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$411.2	$93.5	340%	$524.3	$149.3	251%
Principal gains, net	66.3	(0.1)	n/m	118.5	0.2	n/m
Commission and clearing fees	15.6	13.7	14%	29.7	25.6	16%
Consulting, management and account fees	10.0	9.3	8%	22.3	17.5	27%
Interest income	0.4	0.1	300%	0.9	0.2	350%
Total revenues	503.5	116.5	332%	695.7	192.8	261%
Cost of sales of physical commodities	401.3	88.3	354%	511.8	143.4	257%
Operating revenues	102.2	28.2	262%	183.9	49.4	272%
Transaction-based clearing expenses	6.5	0.8	713%	12.7	1.3	877%
Introducing broker commissions	24.8	17.7	40%	47.8	33.5	43%
Interest expense	0.2	—	n/m	0.6	—	n/m
Net operating revenues	70.7	9.7	629%	122.8	14.6	741%
Variable direct compensation and benefits	5.2	0.3	1,633%	8.7	0.7	1,143%
Net contribution	65.5	9.4	597%	114.1	13.9	721%
Fixed compensation and benefits	14.9	1.2	1,142%	25.1	2.0	1,155%
Other fixed expenses	18.7	1.2	1,458%	38.2	2.0	1,810%
Bad debts	(0.1)	—	n/m	0.9	—	n/m
Non-variable direct expenses	33.5	2.4	1,296%	64.2	4.0	1,505%
Segment income	$32.0	$7.0	357%	$49.9	$9.9	404%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Securities	$24.7	$22.7	9%	$46.9	$42.3	11%
FX / CFD contracts	71.2	—	n/m	126.0	—	n/m
Physical contracts	6.4	4.9	31%	8.1	6.0	35%
Interest / fees earned on client balances	0.3	0.6	(50)%	0.6	1.1	(45)%
Other	(0.4)	—	n/m	2.3	—	n/m
	$102.2	$28.2	262%	$183.9	$49.4	272%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions) (1)	$9,792	$—	n/m	$9,406	$—	n/m
FX / CFD contracts RPM	$114	$—	n/m	$106	$—	n/m

(1)	The ADV for the three months ended March 31, 2021 includes the ADV of Gain, which was acquired effective August 1, 2020

Global Payments

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$—	$—	—	$—	$—	—
Principal gains, net	31.7	27.9	14%	64.2	57.5	12%
Commission and clearing fees	1.3	1.0	30%	2.5	2.0	25%
Consulting, management, account fees	0.5	0.5	—%	1.2	1.3	(8)%
Interest income	—	—	—	—	—	n/m
Total revenues	33.5	29.4	14%	67.9	60.8	12%
Cost of sales of physical commodities	—	—	—	—	—	—
Operating revenues	33.5	29.4	14%	67.9	60.8	12%
Transaction-based clearing expenses	1.5	1.3	15%	3.1	2.7	15%
Introducing broker commissions	0.2	0.1	100%	0.3	0.3	—%
Interest expense	0.1	—	n/m	0.1	—	n/m
Net operating revenues	31.7	28.0	13%	64.4	57.8	11%
Variable compensation and benefits	6.0	5.4	11%	12.6	11.4	11%
Net contribution	25.7	22.6	14%	51.8	46.4	12%
Fixed compensation and benefits	3.9	3.0	30%	7.1	5.6	27%
Other fixed expenses	2.4	2.4	—%	4.9	4.7	4%
Bad debts	—	—	—	—	—	—
Total non-variable direct expenses	6.3	5.4	17%	12.0	10.3	17%
Segment income	$19.4	$17.2	13%	$39.8	$36.1	10%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Payments	$32.8	$28.8	14%	$66.4	$59.4	12%
Other	0.7	0.6	17%	1.5	1.4	7%
	$33.5	$29.4	14%	$67.9	$60.8	12%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$52	$48	8%	$52	$49	6%
Global Payments RPM	$10,420	$9,693	8%	$10,177	$9,673	5%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments above.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2021	2020	% Change	2021	2020	% Change
Compensation and benefits:
Variable compensation and benefits	$9.1	$9.9	(8)%	18.1	16.3	11%
Fixed compensation and benefits	29.9	21.4	40%	57.3	41.7	37%
	39.0	31.3	25%	75.4	58.0	30%
Other expenses:
Occupancy and equipment rental	7.4	4.9	51%	15.8	9.9	60%
Non-trading technology and support	7.6	4.7	62%	15.8	9.4	68%
Professional fees	5.2	3.9	33%	10.9	7.9	38%
Depreciation and amortization	4.1	3.8	8%	8.4	7.7	9%
Communications	1.6	1.3	23%	3.3	2.7	22%
Selling and marketing	0.2	2.8	(93)%	0.6	3.4	(82)%
Trading systems and market information	0.9	0.7	29%	1.6	1.2	33%
Travel and business development	0.1	0.6	(83)%	0.7	2.0	(65)%
Other	6.4	3.7	73%	11.7	7.0	67%
	33.5	26.4	27%	68.8	51.2	34%
Total compensation and other expenses	$72.5	$57.7	26%	$144.2	$109.2	32%
Total unallocated costs and other expenses increased $14.8 million to $72.5 million in the three months ended March 31, 2021 compared to $57.7 million in the three months ended March 31, 2020. Compensation and benefits increased $7.7 million, or 25%, to $39.0 million in the three months ended March 31, 2021 compared to $31.3 million in the three months ended March 31, 2020, primarily incurred in conjunction with the increased merger and acquisitions activity, as incremental costs related to acquisitions closed after March 2020 were $3.7 million. Administrative headcount increased 30% compared to March 2020, primarily from incremental employees as a result of the acquisitions. The headcount increases span across all administrative departments, most notably IT, accounting and compliance. Other non-compensation expenses increased $7.1 million, or 27%, to $33.5 million in the three months ended March 31, 2021 compared to $26.4 million in the prior year primarily incurred in conjunction with the increased merger and acquisitions activity as incremental costs related to acquisitions closed after March 2020 were $5.8 million.

Balance Sheet Summary
The following table below provides a summary of asset, liability, and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	March 31, 2021	September 30, 2020
Summary asset information:
Cash and cash equivalents	$1,001.5	$952.6
Cash, securities and other assets segregated under federal and other regulations	$2,102.9	$1,920.2
Securities purchased under agreements to resell	$2,297.2	$1,696.2
Securities borrowed	$1,735.3	$1,440.0
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$4,361.1	$3,629.9
Receivables from clients, net and notes receivable, net	$486.1	$413.1
Financial instruments owned, at fair value	$2,913.1	$2,727.7
Physical commodities inventory, net	$450.8	$281.1
Property and equipment, net	$86.1	$62.1
Operating right of use assets	$97.1	$101.5
Goodwill and intangible assets, net	$102.5	$109.5
Other	$166.0	$141.0

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$281.8	$272.6
Operating lease liabilities	$116.4	$118.7
Payables to clients	$6,544.5	$5,689.0
Payables to broker-dealers, clearing organizations and counterparties	$520.7	$537.5
Payables to lenders under loans	$314.9	$268.1
Senior secured borrowings, net	$512.0	$515.5
Income taxes payable	$16.6	$22.6
Securities sold under agreements to repurchase	$3,767.2	$3,155.5
Securities loaned	$1,747.2	$1,441.9
Financial instruments sold, not yet purchased, at fair value	$1,118.2	$686.0
Stockholders’ equity	$860.2	$767.5

Common stock outstanding - shares	19,784,040	19,376,594
Net asset value per share	$43.48	$39.61

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Tuesday, May 11, 2021 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call by dialing 1-844-466-4112 (within the United States and Canada), or 1-408-337-0136 (international callers) approximately ten minutes prior to the start time.
A replay of the call will be available at https://www.stonex.com approximately two hours after the call has ended and will be available through May 18, 2021. To access the replay, dial 1-855-859-2056 (within the United States and Canada), or 1-404-537-3406 (international callers) and enter the replay passcode 2674179.
About StoneX Group Inc.
StoneX Group Inc. (formerly INTL FCStone Inc.), through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its over 3,000 employees serve more than 35,000 commercial and institutional clients, and more than 340,000 active retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G